Exhibit 23.6

October 14, 2021

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

We are aware that our report dated June 29, 2021, except for Note 3 and Note 10, as to which the date is October 6, 2021, on our review of interim financial information of Continental Benefits, LLC and Subsidiary as of March 31, 2021 and for the three-month periods ended March 31, 2021 and 2020 is included in the Registration Statement on Amendment No. 4 to Form S-1.

Very truly yours,

Melville, NY